Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

Technical Consulting for innovative power generation

  Obtaining drinking water from the atmosphere
  Power from waste heat/ low temperature heat
  Reverse cycle heating systems
  Mechanical laboratory/ pilot plant station / testing
  Further applications and designs

QUOTATION No. 3036/ 05

Client:	Aqua Society GmbH
Innovative Systemoptimierungen
Konrad-Adenauer-Str. 9-13
46699 Herten

Project manager:	Mr. Hubert Hamm, Graduate Engineer
Managing director

Service focus:	Innovative management

Dr. E. Oser

Cologne, December 2, 2005

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de

Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

1.           Initial situation/ task

The firm Aqua Society is a machine and systems manufacturing company active in the sectors water, refrigeration and energy. The company has specialized in combining proven technologies into innovative system solutions. The objective consists of developing products, which significantly improve upon traditional system solutions in terms of technical performance and usability.

A system design for obtaining drinking water from the atmosphere, in which moisture is drawn from a stream of air through a cooling process, has led to ideas being considered for energy saving systems in the area of refrigeration technology, which at the same time result in promising system applications in the field of efficient energy technology.

These ideas were developed in the context of the ongoing consulting assignment of the Technische Unternehmensberatung Dr. OSER/Partner in Technik together with its partners. These ideas have resulted in various applications for industrial property rights, which have since then also been expanded to international applications, and which will probably be granted following the first inspections.

Aqua Society is interested in further developing these patented technologies into saleable products and in manufacturing and marketing the corresponding systems itself. For this work, a pilot plant station was set up together with Dr. OSER/Partner in Technik and the firm VacuTec GmbH in which the first prototype systems can be examined.

Through contact with private investors and the increase of available funds, the conceptual and development work will be increasingly continued. Dr. OSER/Partner in Technik will participate in this work in the context of technical consulting. The objective of the work to be completed is a speedy realization of the designs at hand into saleable solutions as well as the realization of prototype systems, to demonstrate the innovative technology to interested parties.

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de

Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

2.           Planned work/ approach

Dr. OSER/ Partner in Technik shall take on partial projects, technical planning, design and coordination tasks. The partial tasks, Dr. OSER/Partner in Technik will also participate in the design and implementation of tests, to be closely coordinated with the client.

Additionally, Dr. OSER/Partner in Technik shall perform work in connection with the preparation and application for industrial property rights.

In coordination with the client, he shall also look after possibilities of obtaining public subsidies for development work to be completed. This includes potential cooperation with connected research facilities or other cooperation partners.

In accordance with the current planning stage, which has been coordinated with the management of Aqua Society GmbH, technical consulting for the calendar year 2006 shall consist of the following work priorities:

AS1	Developing new technical solutions

The “basic innovations” for which patent applications have been filed contain the beginnings of continuative technical solutions.

In the context of relevant fields of application for Aqua Society GmbH, point out new solutions, which have potential in terms of commercial realization.

Estimated amount of work: 2.0 man months

AS2	Technical designs, calculations, presentations

In connection with the development of the prototype systems, carry out technical planning and design work.

For the demonstration of innovative technologies for potentially interested parties, prepare appropriate and targeted presentations.

Estimated amount of work: 2.0 man months

AS3	Definition, preparation and development and elaboration of industrial property rights applications, overseeing cooperation with a patent attorney.

The technology to be implemented by Aqua Society shall be protected by industrial property rights.

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de

Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

This applies primarily to the following fields of application:

  Water from atmospheric systems
  Refrigeration and cooling systems
  Power from waste heat/ low temperature heat
  Reverse cycle heating systems

The applications of interest from a technological and financial perspective are to be pinpointed, the trademark rights to be defined and the corresponding applications to be dealt with, which includes coordination with a patent attorney’s office employed by Aqua Society GmbH.

Estimated amount of work:                                                                                                                                       2.0 man months

AS4	Utilization of public subsidies

It has been agreed that for the development work to be completed, for the construction of the prototype systems and the carrying-out of tests, public subsidies shall be utilized to the greatest extent possible.

In coordination with the client, Dr. OSER/Partner in Technik shall point out possible subsidies and look after the required applications in each instance. This shall include coordinating and/ or including external research facilities or agencies with know-how.

Estimated amount of work: 2.0 man months

AS5	Marketing strategies, external contacts

To market the technologies to be newly developed, strategies will be jointly developed and priorities will be set. It has been agreed that for the various applications, demonstration systems with clients will be the first objective. These offer on the one hand the potential of further investigation in practice during operation, and on the other hand the potential of presenting the technical efficiency to potentially interested parties.

The completion of this work will be coordinated with the client’s employees, who are responsible for sales and marketing.

Estimated amount of work: 1.6 man months

AS6	Continuative expansion of the technology specific mechanical laboratory and pilot plant station.

The mechanical laboratory set up to conduct examinations of the prototype systems requires technical infrastructure, for which set up began in the 2005 calendar year.

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de

Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

Page 5 of 6

This infrastructure shall be expanded in joint planning work. This applies primarily to power generation systems as well as to measurement facilities to monitor and control the testing program.

Estimated amount of work: 1.5 man months

AS7	Participation in the project implementation

One of the current first priorities of activities for the 2006 calendar year are projects relating to power generation utilizing biogas systems. There are continuative designs thereto relating to preventing fermentation remnants and improving the energy yield.

For these kinds of projects, planning and coordinating tasks shall be taken on. Besides the technical responsibilities the work shall also extend to permit/ licensing applications or the utilization of public subsidies.

Estimated amount of work: 2.5 man months

AS8	New solutions, further innovations

In the fields of application relevant for Aqua Society GmbH

•	Refrigeration, cooling technology
•	Heat from atmospheric systems
•	Power from waste heat/ low temperature heat

New ideas for solutions will be developed based on the existing designs, which could lead to saleable products and system designs. This work is tied to the ongoing considerations at Aqua Society GmbH regarding marketing strategies and developing marketing concepts.

This area of responsibility also includes the ongoing investigation of promising industrial trademark rights, to secure the market position of Aqua Society GmbH in such innovative areas of application.

Estimated amount of work: 2.0 man months

Estimated total amount of work (AS1-AS8): 16.0 man months

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de

Technische Unternehmensberatung
DR. OSER
PARTNER IN TECHNIK

3.           Work, time and expense plan

Technical consulting will be closely coordinated with Mr. Hubert Hamm, Graduate Engineer, Managing director of Aqua Society GmbH.

The professional consulting fees are estimated based on agreed upon lump sum monthly fees. The estimated fees include on the one hand the ongoing work of Dr. E. Oser as well as any additional scientific employees of Dr. OSER/Partner in Technik.

Estimated monthly fee:

January 1 to March 31, 2006	Euro 20,000 / month
April 1 to December 31, 2006	Euro 25,000 / month

Total estimated fee for the calendar year 2006: Euro 285,000.

[Translator’s note: 2 lines illegible text relating to statutory tax].

Payment terms: NET 14 days.

Cologne, 05/12/2005

Dr. OSER/Partner in Technik

[Signature]
(Dr. E. Oser)

We agree and hereby
accept this quotation:

Herten, [Handwriting: December 12, 2005]

Aqua Society GmbH

[Signature]
(Hubert Hamm, Graduate Engineer)
Managing director

Dr. E. Oser/Partner in Technik	Cologne Office:
Hansaring 145 + 147	Tel.: 0221/97 30 48-0	Email: dr.oser@dr-oser.de

Cologne Aachen Jena 50670 Cologne	Fax: 0221/97 30 48-22	Internet: http://www.dr-oser.de